Exhibit A-2

                              BY-LAWS


                                OF


                     EUA ENERGY SERVICES, INC.

                              BY-LAWS
                                OF

                       EUA ENERGY SERVICES, INC.


                             ARTICLE I

                              OFFICES

     Section 1.1. Principal Office. The initial principal office of the Corporation shall be as indicated in the Articles of Organization of the Corporation. The Corporation may have such other offices, either within or without the Commonwealth of Massachusetts, as it may require from time to time.

     Section l.2. Change in Principal Office. The Board of Directors of the Corporation may at any time and from time to time, change the principal office of the Corporation in the Commonwealth, provided that no such change shall be effective until a certificate of such change, specifying the post-office address of its new principal office in the Commonwealth, signed under the penalties of perjury by the clerk or an assistant clerk of the Corporation, has been filed with the state secretary.


                            ARTICLE II

                           STOCKHOLDERS

     Section 2.1.  Place of Meetings.  All meetings of the
stockholders for the election of directors shall be held at the offices of the Corporation or elsewhere in the United States as the Board of Directors may designate.

     Section 2.2. Annual Meetings. An annual meeting of the stockholders, commencing with the year 1996 shall be held on the second Tuesday in April in each year, but if a legal holiday, then on the next business day following, at 10:00 o'clock A.M., at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before such meeting.

     Section 2.3. Special Meetings. Special meetings of the stockholders may be called by the President or by the directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat. In case none of the officers is able and willing to call a special meeting, the Supreme Judicial or Superior Court, upon application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat, shall have jurisdiction in equity to authorize one or more of such stockholders to call a meeting by giving such notice as is required by law.

     Section 2.4. Notice of Meetings. A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an assistant Clerk (or other person authorized by the By-Laws or empowered pursuant to Section 2.3) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under the By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation.

     Section 2.5. Waiver of Notice. Whenever notice of a meeting is required to be given a stockholder under any provision of the law or of the Articles of Organization or these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of meeting, shall be deemed equivalent to such notice.

     Section 2.6. Closing of Transfer Books and Fixing of Record Date. The directors may fix in advance a time, which, unless a shorter period is provided in the Articles of Organization, shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed:

          The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

          The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

     Section 2.7. Quorum. A majority of the shares of the Corporation issued, outstanding and entitled to vote at a meeting represented in person or by proxy shall constitute a quorum at any meeting of stockholders.

     Section 2.8. Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Law of the Commonwealth of Massachusetts or the Articles of Organization or these By-Laws.

     Section 2.9. Proxies. Stockholders may vote in person or by proxy. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Notwithstanding the provisions of the foregoing sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. Any proxy shall be filed with the Clerk of the Corporation before or at the time of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Section 2.10. Voting of Shares. Stockholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization.

     Section 2.11. Informal Action by Stockholders. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.


     Section 2.12. Voting Agreements. An agreement between two or more stockholders or between one or more stockholders and one or more other persons, if in writing and signed by the parties thereto, may provide that the shares held by such stockholders shall be voted under procedures set forth in said agreement.


                            ARTICLE III

                             DIRECTORS

     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by a Board of Directors.

     Section 3.2. Number, Election and Term of Office. The Board of Directors shall consist of not less than three directors, except that whenever there shall be only two stockholders the number of directors shall be not less than two, and whenever there shall be only one stockholder the number of directors shall be not less than one. The number of the directors shall be as determined from time to time by the stockholders and may be enlarged between meetings of the stockholders by the vote of a majority of the directors then in office. The directors shall be chosen at the annual meeting of the stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the next annual election of directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. No director need be a stockholder. Any election of directors by stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon.

     Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Massachusetts, for the holding of additional regular meetings in which case no other notice need be given.

     Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Massachusetts, as the place for holding any special meeting of the Board of Directors.

     Section 3.5. Notice. Written notice of any special meeting of directors shall be given as follows:


          By mail to each director at his business address at least three days prior to the meeting; or

          By personal delivery or telegram to each director at his business address at least 24 hours prior to the meeting, or in the event such notice is given on a Saturday, Sunday or holiday, to each director at his residence address at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

          Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.6. Quorum. The number of directors required to constitute a quorum shall be a majority of the directors then in office. If a quorum is present, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law or the Articles of Organization or these By-Laws.

     Section 3.7. Meetings by Telecommunications. Unless the Articles of Organization otherwise provide, members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     Section 3.8. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at a meeting of the stockholders or of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 3.9. Compensation. By resolution of the Board of Directors, irrespective of any personal interest of any of the members, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at meetings or a stated salary as directors. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or forwards such dissent by registered mail to the Clerk of the Corporation immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.

     Section 3.11. Committees of Directors. The Corporation may provide for an executive committee or other committees to be elected from and by the Board of Directors, and the directors may delegate to any such committee or committees some or all of their powers, except, however, the power

          (a)  to change the principal office of the Corporation;

          (b)  to amend By-Laws;

          (c) to elect officers and to fill vacancies in any such offices;

          (d) to change the number of the Board of Directors and to fill vacancies in the Board of Directors;

          (e)  to remove officers or directors from office;

          (f) to authorize the payment of any dividend or distribution to shareholders;

          (g) to authorize the reacquisition for value of stock of the Corporation; or

          (h)  to authorize a merger.

          Except as otherwise provided in the Articles of Organization, the directors may determine the manner of conducting committee business, whether at a meeting or otherwise, and the number of members required to take specified types of action. The designation of any such committee and the delegation of any authority thereto shall not operate to relieve the directors from any responsibility imposed upon them by law.

     Section 3.12. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or the Executive Committee, if any, may be taken without a meeting, if all the directors entitled to vote consent to the action in writing and the written consents are filed with the records of the meetings. Such consents shall be treated for all purposes as a vote at a meeting.

     Section 3.13. Removal of Directors. Any director may be removed from his office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such directors. Any director may be removed from his office for cause by vote of a majority of the directors then in office. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.


                            ARTICLE IV

                             OFFICERS

     Section 4.1. Number. The officers of the Corporation shall be a President, a Treasurer and a Clerk, each of whom shall be elected by the Board of Directors. The Board of Directors may appoint such other officers as they deem necessary who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. Any person may simultaneously hold more than one office of the Corporation.

     Section 4.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers is not held at that meeting, the election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 4.3. Removal. Any officer or agent of the Corporation may be removed with or without cause by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. Vacancies may be filled or new offices filled at any meeting of the Board of Directors.

     Section 4.5.  Bonds.  If the Board of Directors by
resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

     Section 4.6. President. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Clerk or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President need not be a director.

     Section 4.7. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or, in the event there is more than one Vice President, Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer, certificates for shares of the Corporation, and shall perform those other duties which from time to time may be assigned to him by the Board of Directors or by the chief executive officer.

     Section 4.8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
Article V of these By-Laws; (b) sign with the President or Vice President certificates for shares of the Corporation's stock; and
(c) in general, perform all duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in the sum and with a surety or sureties as the Board of Directors shall determine.

     Section 4.9. Clerk. The Clerk shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Clerk by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Clerk and all other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer.

     Section 4.10. Assistant Treasurers and Assistant Clerks. The Assistant Treasurer as thereunto authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation's stock, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Clerks, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Clerk, respectively, or by the Board of Directors or the chief executive officer. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in sums and with sureties as the Board of Directors shall determine.

     Section 4.11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                             ARTICLE V

               CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 5.1.  Contracts.  The Board of Directors may
authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 5.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. No loans shall be made by the Corporation secured by its shares.

     Section 5.3. Checks, Drafts, Etc. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in the manner which shall from time to time be determined by resolution of the Board of Directors.

     Section 5.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in banks, trust companies or other depositories which the Board of Directors may select.


                            ARTICLE VI

      SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

     Section 6.1. Regulation. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars. Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the stockholders or by vote of the directors. No stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.

     Section 6.2. Certificates for Shares. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued at a time when the Corporation is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

          Each certificate representing shares shall also state the name of the Corporation, the date of issue, that the Corporation is organized under the laws of the Commonwealth of Massachusetts, the name of the person to whom it is issued, and the par value of each share represented by the certificate or a statement that the shares are without par value. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any Stock Exchange on which the shares may be listed.

     Section 6.3. Cancellation of Certificates. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

     Section 6.4. Lost, Stolen or Destroyed Certificates. Subject to Section 8-405 of the Massachusetts Uniform Commercial Code, as amended from time to time, the Board of Directors shall determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. They may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.


     Section 6.5. Transfer of Shares. The Corporation may from time to time enter into an agreement or agreements with one or more of its stockholders restricting the transferability of its shares in accordance with the general corporate purpose to have its shares owned by persons actively engaged in the corporate business. Subject to the terms of any such agreement, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof, in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all required taxes, if any, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the statutes of the Commonwealth of Massachusetts.


                            ARTICLE VII

                            FISCAL YEAR

          The fiscal year of the Corporation shall end on the 31st day of December in each calendar year.


                           ARTICLE VIII

                             DIVIDENDS

          The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Organization.


                            ARTICLE IX

                               SEAL

          The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Massachusetts," or shall be in such other form as the Board of Directors may from time to time determine.


                             ARTICLE X

                          INDEMNIFICATION

          The Corporation shall, to the maximum extent legally permissible, indemnify all directors, officers, employees and other agents of the Corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, against all liability and expenses, including counsel fees, reasonably incurred by or imposed upon such person in connection with any proceeding in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by a majority of the Board of Directors or the proceeding seeks a declaratory judgment regarding his own conduct). Such indemnification shall include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification shall be provided although the person to be indemnified is no longer an officer, director, employee or agent of the Corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

          No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Board of Directors shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.



                            ARTICLE XI

                       CONFLICT OF INTEREST

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or their votes are counted for such purposes, if:

     (i) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

    (ii) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

   (iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its stockholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (i),
(ii) or (iii) above are applicable.


                            ARTICLE XII

                         CORPORATE RECORDS

          The original, or attested copies, of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in the Commonwealth for inspection by the stockholders at the Corporation's principal office or an office of the Clerk, or of the transfer agent or the Resident Agent, if any. Said copies and records need not all be kept in the same office.


                           ARTICLE XIII

                            AMENDMENTS

          These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a majority of the stockholders present at any meeting of the stockholders of the Corporation at which a quorum is present. These By-Laws may also be altered, amended or repealed and new By-Laws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present, except with respect to any provision thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any by-law, notice thereof stating the substance of such changes shall be given to all stockholders entitled to vote on amending the by-laws. Any by-law adopted by the directors may be amended or repealed by the stockholders.